EXHIBIT 10.19

FIRST AMENDMENT

TO

VENTURE LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Venture Loan and Security Agreement (this “Amendment”) is entered into this 27th day of December, 2006, by and among Horizon Technology Funding Company LLC (“Horizon”), Silicon Valley Bank (“Silicon”), Oxford Finance Corporation (“Oxford”) and MAP Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) whose address is 2400 Bayshore Parkway, Suite 200, Mountain View, California 94043.

RECITALS

A. Horizon, Silicon and Borrower have entered into that certain Venture Loan and Security Agreement dated as of September 14, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

B. Horizon and Silicon have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Lenders and Borrower have agreed to amend the Loan Agreement to (i) add Oxford as a Lender thereunder, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement.

1.1 The cover page to the Loan Agreement shall be amended in its entirety and replaced with the cover page provided as Exhibit A hereto.

1.2 The preamble to the Loan Agreement shall be amended in its entirety and replaced with the following:

THIS VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”) is made by and among MAP PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HORIZON TECHNOLOGY FUNDING COMPANY LLC, a Delaware limited liability company (“Horizon”), SILICON VALLEY BANK, a California bank (“Silicon”) and OXFORD FINANCE CORPORATION, a Delaware corporation (“Oxford” and collectively with Horizon and Silicon, “Lenders”). Lenders and Borrower hereby agree as follows:

1.3 Section 1.1 (Definitions). The following terms and their respective definitions set forth in Section 1.1 are amended in their entirety and replaced with the following:

“Commitment Amount” means collectively, Commitment Amount Loan A (Silicon), Commitment Amount Loan A (Horizon), Commitment Amount Loan B (Silicon), Commitment Amount Loan B (Horizon), Commitment Amount Loan C (Silicon) and Commitment Amount Loan C (Oxford).

“Commitment Amount Loan A (Horizon)”, “Commitment Amount Loan A (Silicon)”, “Commitment Amount Loan B (Horizon)”, “Commitment Amount Loan B (Silicon)”, “Commitment Amount Loan C (Silicon)” and “Commitment Amount Loan C (Oxford)” each have the respective meanings as set forth on the cover page of this Agreement.

The term “Commitment Amount Loan C (Horizon)” shall be deleted from the Loan Agreement.

The term “Loan C (Horizon)” shall be deleted from the Loan Agreement.

“Maturity Date” means: (i) with respect to each Loan (other than Loan C (Oxford)), July 1, 2010, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable, and (ii) with respect to Loan C (Oxford), January 1, 2010, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Permitted Liens” means and includes:

(a) the Lien created by this Agreement;

(b) Liens in favor of any of the Lenders;

(c) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of the Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(d) Liens identified on the Disclosure Schedule;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower);

(f) Liens upon any equipment or other personal property acquired by Borrower in an aggregate amount not to exceed Two Million Dollars ($2,000,000); provided, however, that upon completion of Borrower’s Subsequent Financing, such amount shall not exceed an aggregate amount of Three Million Dollars ($3,000,000), to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities; and

(g) licenses or assignments of components of Intellectual Property in connection with joint ventures or corporate collaborations entered into in the ordinary course of business, including the licensing or assignment of Borrower’s cyclophilin inhibitor platform.

1.4 Section 1.1 (Definitions). The following terms and their respective definitions are added in their proper alphabetical order in Section 1.1:

“Horizon Extension Loan” shall have the meaning given to such term in Section 2.2(a) of this Agreement.

“Loan C (Oxford)” means the advance of credit by Oxford to Borrower in December 2006 under this Agreement in the Commitment Amount Loan C (Oxford).

“Loan C (Silicon)” means the advance of credit by Silicon to Borrower in December 2006 under this Agreement in the Commitment Amount Loan C (Silicon).

“Loan C” means collectively, Loan C (Oxford) and Loan C (Silicon).

“Oxford” means Oxford Finance Corporation.

1.5 Section 2.1(a) (Commitment). The last sentence of Section 2.1(a) is amended in its entirety and replaced with the following:

On or after November 1, 2006, subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Oxford agrees to lend to Borrower prior to the Commitment Termination Date Loan C, Loan C (Oxford) and Silicon agrees to lend to Borrower prior to the Commitment Termination Date Loan C, Loan C (Silicon).

1.6 Section 2.2(a) (Scheduled Payments).

(a) Section 2.2(a) is amended in its entirety and replaced with the following:

Borrower shall make payments of accrued interest only on the outstanding principal amount of (i) Loan A, Loan B and Loan C (Silicon) on the Payment Dates specified in the Note applicable to such Loan through and including January 1, 2008, and (ii) Loan C (Oxford) on the Payment Dates specified in the Note applicable to such Loan through and including July 1, 2007. Thereafter, Borrower shall make thirty (30) level payments of principal plus accrued interest on the outstanding principal amount of each loan on each subsequent Payment Date as set forth in the Note applicable to such loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date.

Notwithstanding the foregoing, if the Loan C (Oxford) is made, Borrower may elect on or before June 30, 2007, at Borrower’s option, to require Horizon to make a loan to Borrower on August 1, 2007 in the amount of the aggregate principal payments Borrower is required to make under the Loan C (Oxford) commencing August 1, 2007 through and including January 1, 2008 (the “Horizon Extension Loan”). In the event the Horizon Extension Loan is made, the Horizon Extension Loan shall accrue interest at the Loan Rate, mature on July 1, 2010, but shall not be repaid until Loan C (Oxford) is fully repaid, and Borrower shall execute and deliver a Note to Horizon to evidence the Horizon Extension Loan and the terms contained herein.

1.7 Section 11 (Notices). Oxford’s address for notices is hereby added to Section 11:

If to Oxford:	Oxford Finance Corporation
133 N. Fairfax Street
Alexandria, VA 22314
	Attn:	Michael J. Altenburger, Chief Financial Officer
	Tel.:	(703) 519-4900
	Fax:	(703) 519-5225

1.8 Exhibit B (Funding Certificate). Exhibit B to the Loan Agreement is hereby amended and replaced to read in its entirety with Exhibit B to this Amendment.

1.9 Exhibit C (Secured Promissory Note). With respect to Loan C (Oxford), Exhibit C to this Amendment shall be used as the form of the Note rather than Exhibit C to the Loan Agreement. With respect to Loan C (Silicon), Exhibit D to this Amendment shall be used as the form of the Note rather than Exhibit C to the Loan Agreement.

1.10 Exhibit E (Officer Certificate). Exhibit E to the Loan Agreement is hereby amended and replaced to read in its entirety with Exhibit E to this Amendment.

2. Limitation of Amendments.

2.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

2.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3. Confirmation of Security Interest. Borrower hereby reaffirms and grants to each Lender, including Oxford, a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). Borrower acknowledges and agrees that any Lender entering or that has entered into any Account Control Agreement does so on behalf of all Lenders, and all Lenders shall be perfected via control and any such Account Control Agreement shall secure all of the Obligations hereunder.

4. Representations and Warranties. Borrower hereby represents and warrants to Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing.

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

4.3 The organizational documents of Borrower delivered to Lenders in connection with this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized.

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower.

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made.

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Warrants. In connection with this Amendment, Horizon shall ensure that Horizon Technology Funding Company II LLC returns to Borrower the Warrant to Purchase 95,238 Shares of Series C Preferred Stock issued by Borrower on September 14, 2006 (the “Original Horizon Warrant”) and the warrant assignment forms. In exchange therefor, Borrower shall issue warrants to each Lender, substantially in the form of the Original Horizon Warrant, for the following amounts of shares (these Warrants shall be collectively, referred to as the “New Warrants”): (i) 47,619 shares to Horizon, (ii) 35,714 shares to Oxford, and (iii) 11,905 shares to Silicon.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) the Lenders’ receipt of the New Warrants.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Name:	Timothy S. Nelson
Title:	President and CEO

LENDERS:

SILICON VALLEY BANK		OXFORD FINANCE CORPORATION

By:	/s/ Brian Demmert	By:	/s/ Michael J. Altenburger
Name:	Brian Demmert	Name:	Michael J. Altenburger
Title:	Relationship Manager	Title:	Chief Financial Officer

HORIZON TECHNOLOGY FUNDING COMPANY LLC
By:	Horizon Technology Finance, LLC, its sole member

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Managing Member